                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  SCHEDULE 14A
                   Proxy Statement Pursuant to Section 14(a)
                  of the Securities and Exchange Act of 1934

Filed by the Registrant[X]
Filed by a Party other than the Registrant[ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional materials
[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                 ALKERMES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------
    5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

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    2) Form, Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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

                                 ALKERMES, INC.

                         Cambridge, Massachusetts 02139

                              ____________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 July 25, 1996

                              ____________________



TO THE SHAREHOLDERS:

     The annual meeting of shareholders of Alkermes, Inc. will be held at the offices of the Company, 64 Sidney Street, Cambridge, Massachusetts 02139, on Thursday, July 25, 1996, at 10:00 A.M. for the following purposes:

     1. To elect eight members of the Board of Directors, each to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified.

     2. To approve the adoption of the Stock Option Plan for Non-Employee Directors.

     3. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed June 7, 1996 as the record date for determining the holders of Common Stock entitled to notice of and to vote at the meeting. Consequently, only holders of Common Stock of record on the transfer books of the Company at the close of business on June 7, 1996 will be entitled to notice of and to vote at the meeting.

     Please complete, date and sign the enclosed proxy and return it promptly. If you attend the meeting, you may vote in person.

                                       Morris Cheston, Jr.
                                       Secretary
June 28, 1996

                                 ALKERMES, INC.

                                PROXY STATEMENT

                                  INTRODUCTION


     The accompanying proxy is solicited by the Board of Directors of Alkermes, Inc. ("Alkermes" or the "Company") in connection with its 1996 annual meeting of shareholders to be held at the offices of the Company, 64 Sidney Street, Cambridge, Massachusetts 02139, at 10:00 a.m., on July 25, 1996 (the "Meeting"). Copies of this Proxy Statement and the accompanying proxy are being mailed on or after July 1, 1996 to the holders of record of Common Stock on June 7, 1996 (the "Record Date"). The proxy may be revoked by a shareholder at any time prior to its use by giving notice of such revocation to the Secretary of the Company, by appearing at the Meeting and voting in person or by returning a later dated proxy. The expense of this solicitation will be paid by the Company. Some of the officers and regular employees of the Company may solicit proxies personally and by telephone.

     Unless specific instructions are given to the contrary, the persons named in the accompanying proxy will vote FOR the named nominees to the Company's Board of Directors and FOR approval of the Stock Option Plan for Non-Employee Directors. With respect to all other matters referred to in this Proxy Statement, the persons named in the accompanying proxy will vote as stated herein. See "Other Business."

     Holders of Common Stock of record at the close of business on the Record Date will be entitled to cast one vote per share so held of record on such date on all items of business properly presented at the Meeting, except that the holders have cumulative voting rights in the election of directors. Therefore, each shareholder is entitled to cast as many votes in the election of directors as shall be equal to the number of shares of Common Stock held by such shareholder on the Record Date, multiplied by the number of directors to be elected. A shareholder may cast all such votes for a single nominee or may distribute votes among nominees as the shareholder sees fit.

     The Company had 18,348,306 shares of Common Stock outstanding on the Record Date. The presence at the Meeting in person or by proxy of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum at the Meeting. Broker non-votes received with respect to the proposals to be acted upon at the Meeting will be counted for purposes of determining whether a quorum is present at the Meeting, but will not be considered as votes cast, and thus will have no effect on the result of the votes.


                             ELECTION OF DIRECTORS


     Eight directors are to be elected at the Meeting to serve one-year terms until the 1997 annual meeting of shareholders and until their respective successors are elected and shall qualify. The persons named in the accompanying proxy intend to vote for the election of Floyd E. Bloom, Robert A. Breyer, John
K. Clarke, Robert S. Langer, Richard F. Pops, Alexander Rich, Paul Schimmel and Michael A.

Wall, unless authority to vote for one or more of such nominees is specifically withheld in the proxy. All of the nominees are currently directors of the Company. The persons named in the proxy will have the right to vote cumulatively and to distribute their votes among such nominees as they consider advisable. The Board of Directors is informed that all the nominees are willing to serve as directors, but if any of them should decline to serve or become unavailable for election at the Meeting, an event which the Board of Directors does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors accordingly.

     The eight nominees for director receiving the highest number of votes cast by shareholders entitled to vote thereon will be elected to serve on the Board of Directors. Abstentions received with respect to the election of directors will be counted for purposes of determining whether a quorum is present at the Meeting, but will not be counted as votes cast and will have no effect on the result of the vote.

     Set forth below is information regarding the nominees, as of June 7, 1996, including their recent employment, positions with the Company, other directorships and age.

     Dr. Bloom, age 59, is a founder of Alkermes and has been a director of Alkermes since 1987. Dr. Bloom has been active in neuropharmacology for more than 30 years, holding positions at Yale University, the National Institute of Mental Health and The Salk Institute. Since 1983, he has been at The Scripps Research Institute where he is currently Chairman, Department of Neuropharmacology. Dr. Bloom serves as Editor in Chief of Science. He holds an A.B. (Phi Beta Kappa) from Southern Methodist University and an M.D. (Alpha Omega Alpha) from Washington University School of Medicine in St. Louis.

     Mr. Breyer, age 52, has been a director and President and Chief Operating Officer of Alkermes since July 1994. From August 1991 to December 1993, Mr. Breyer was President and General Manager of Eli Lilly Italy, a subsidiary of Eli Lilly & Co. From September 1987 to August 1991, he was Senior Vice President, Marketing and Sales of IVAC Corporation, a medical device company and a subsidiary of Eli Lilly & Co.

     Mr. Clarke, age 42, has served as a director of Alkermes since 1987. He is a general partner of DSV Partners III and DSV Management, the general partner of DSV Partners IV. DSV Partners III and DSV Partners IV are venture capital investment partnerships. Mr. Clarke has been associated with DSV since 1982. Mr. Clarke is also a director of DNX Corporation, Inc., a biopharmaceutical company, and a number of private healthcare companies.

     Professor Langer, age 47, has served as a director of the Company since 1993. He is the Kenneth J. Germeshausen Professor of Chemical and Biomedical Engineering at the Massachusetts Institute of Technology and has been a member of the Massachusetts Institute of Technology faculty since July 1977. In 1989, Professor Langer was elected to the Institute of Medicine of the National Academy of Sciences and in 1992 was elected to both the National Academy of Engineering and the National Academy of Sciences. Professor Langer received his bachelor's degree from Cornell University in 1970 and a Ph.D. from Massachusetts Institute of Technology in 1974, both in chemical engineering.

     Mr. Pops, age 34, has been a director and the Chief Executive Officer of Alkermes since February 1991. From February 1991 to June 1994, Mr. Pops was also President of Alkermes. Mr. Pops currently serves on the Board of Directors of the Biotechnology Industry Organization (BIO), and The Brain Tumor Society (a non-profit organization).

     Dr. Rich, age 71, is a founder of Alkermes and has been a director of Alkermes since 1987. Dr. Rich has been a professor at the Massachusetts Institute of Technology since 1958, and is the William Thompson Sedgwick Professor of Biophysics and Biochemistry. Dr. Rich earned both an A.B. (magna cum laude) and an M.D. (cum laude) from Harvard University. Dr. Rich is Co-Chairman of the Board of Directors of Repligen Corporation, a biopharmaceutical company.

     Dr. Schimmel, age 55, is a founder of Alkermes and has been a director of Alkermes since 1987. Dr. Schimmel is the John D. and Catherine T. MacArthur Professor of Biophysics and Biochemistry at the Massachusetts Institute of Technology, where he has been employed since 1967. A graduate of Ohio Wesleyan University, Dr. Schimmel completed his doctorate at Cornell University and the Massachusetts Institute of Technology, and did post doctoral work at Stanford University. Dr. Schimmel is Co-Chairman of the Board of Directors of Repligen Corporation and is a director of Cubist Pharmaceuticals, Inc.

     Mr. Wall, age 67, is a founder of Alkermes and has been Chairman of the Board of Alkermes since 1987. From April 1992 until June 30, 1993, he was a director and Chairman of the Executive Committee of Centocor, Inc. ("Centocor"), a biopharmaceutical company. From November 1987 to June 30, 1993, he was Chairman Emeritus of Centocor. Mr. Wall is a director of Kopin Corporation, a manufacturer of high definition imaging products, and Sugen, Inc., a biopharmaceutical company.

     The Board of Directors held six meetings during the last fiscal year. Each of the Company's directors attended at least 75% of the aggregate of all meetings of the Board and of all committees of which he was a member held during the year. The standing committees of the Board are the Audit Committee and the Compensation Committee. The Board does not have a standing nominating committee. The Audit Committee, consisting of John K. Clarke and Alexander Rich, met twice during the last fiscal year. The Audit Committee is responsible for determining the adequacy of the Company's internal accounting and financial controls. The Compensation Committee, consisting of John K. Clarke, Robert S. Langer, Paul Schimmel and Michael A. Wall, met twice during the last fiscal year. The Compensation Committee is responsible for reviewing matters pertaining to the compensation of employees of, and consultants to, the Company and for administering, and making grants and awards under the Company's stock option and restricted stock award plans.

                         APPROVAL OF STOCK OPTION PLAN
                          FOR NON-EMPLOYEE DIRECTORS


          At the Meeting, a proposal will be presented for the shareholders to approve the Stock Option Plan for Non-Employee Directors (the "Director Plan"), under which options to purchase up to 150,000 shares of Common Stock of the Company may be granted to non-employee directors. The purpose of the Director Plan is to attract and retain independent directors and to strengthen the mutuality of interests between such directors and the Company's shareholders. The Director Plan is attached as Exhibit A to this Proxy Statement and is incorporated herein by reference.

          The Board of Directors adopted the Director Plan on March 18, 1996, and directed that the Director Plan be submitted to the shareholders for approval.

          The proposal to approve the Director Plan will become effective if it receives the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented by proxy, and entitled to vote at the Meeting. Abstentions received with respect to the adoption of the Director Plan will be counted for purposes of determining whether a quorum is present at the Meeting and as votes cast, and will have the effect of a no vote.

          The Board of Directors recommends that you vote FOR the approval of the Director Plan.

Principal Features of the Plan

          Administration

          The Director Plan will be administered and interpreted by the Board of Directors. The Board of Directors, subject to the provisions of the Director Plan, has the authority to (i) adopt, alter and repeal such rules, guidelines and practices as it deems advisable, (ii) interpret the terms and provisions of the Director Plan and any option granted under the Director Plan and (iii) otherwise administer the Director Plan. In addition, the Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Director Plan or in any option granted in the manner and to the extent it shall deem necessary to carry the Director Plan into effect. Any decision, interpretation or other action of the Board of Directors will be final, binding and conclusive upon all persons in interest.

          Eligible Participants

          Members of the Board of Directors who are not officers or employees of the Company or any of its subsidiaries ("Eligible Directors") are eligible to be granted options under the Director Plan.


          Number of Shares Subject to the Director Plan

          Up to 150,000 shares of Common Stock may be issued under the Director Plan. The shares of Common Stock that may be issued under the Director Plan may be either authorized and unissued shares or issued shares that have been reacquired by the Company. The aggregate number of shares of Common

Stock issuable under the Director Plan and the number of shares subject to grants made under the Director Plan are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting the Common Stock. If any option granted under the Director Plan expires, terminates or is cancelled for any reason without having been exercised in full, the number of unpurchased shares will again be available for the purposes of the Director Plan.

          Granting of Options Under the Director Plan

          On the date the Director Plan was approved by the Board of Directors, each Eligible Director who was not a consultant to the Company was automatically granted an option to purchase 10,000 shares of Common Stock, subject to shareholder approval of the Director Plan. As of that date, one director was eligible for the one-time automatic grant. In addition, subject to shareholder approval of the Director Plan, on the date of the Meeting and on the date of each annual meeting of the Company's shareholders thereafter, for as long as the Director Plan remains in effect, each Eligible Director will automatically be granted an option to purchase 2,500 shares of Common Stock.

          On June 20, 1996, the average of the high and low sales price of a share of the Company's Common Stock as reported on the Nasdaq National Market was $13.25. As of that date, six directors of the Company would have been eligible to participate in the Director Plan.

          Stock Options

          The exercise price of each option granted under the Director Plan will be equal to the fair market value of the Common Stock on the date of grant. Options will be exercisable in full six months after the date of the grant. The term of each option will be ten years from the date of grant. The option price due upon exercise of any option may be paid to the Company in full in cash. Unless determined otherwise by the Board of Directors in its discretion, payment of the exercise price may also be made by tendering previously acquired shares of Common Stock or reducing the number of shares issuable upon such exercise, in each case based on the fair market value of the Common Stock on the last trading date preceding payment.

          Options are not transferable (other than by will or the laws of descent and distribution) and during the participant's lifetime are exercisable only by the participant. If a participant ceases to be a member of the Board of Directors because of death or disability, any then exercisable option held by the participant may be exercised by the participant, or in the case of death by his legal representative, for one year after ceasing to be a member of the Board of Directors or until the earlier expiration of the option term, and all other options are forfeited. If a participant ceases to be a member of the Board of Directors for any reason other than death or disability, any then exercisable stock option held by the participant may be exercised by the participant for the lesser of three months after ceasing to be a member of the Board of Directors or until the expiration of the option term, and all other options are forfeited.

Federal Tax Consequences

          The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed and may vary from locality to locality.

          Under present Treasury regulations, an optionee who is granted a non-qualified option will not realize taxable income at the time the option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will receive a corresponding deduction. The optionee's basis in the shares so acquired will be equal to the option price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the optionee will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the option is exercised.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


Summary Compensation Table

          The following table sets forth a summary of the compensation paid by the Company during its last three fiscal years to its Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended March 31, 1996 and William F. Graney, an executive officer whose employment with the Company ceased on February 14, 1996 (collectively, the "Named Executive Officers").


                             Annual Compensation                  Long-Term Compensation
                                                                                Securities
       Name and                                            Restricted           Underlying
      Principal                                               Stock              Options/                  All Other
       Position         Year   Salary ($)   Bonus ($)     Awards ($)(1)         LSARs (#)             Compensation ($)
- ----------------------  ----  -----------  ------------  ---------------  -----------------------  -------------------------

Richard F. Pops         1996   266,346        15,000               0                   87,500                   0
 Chief Executive        1995   249,423             0          35,000                  127,500(2)                0
 Officer                1994   223,173        15,000          92,500                   35,000(3)                0

Robert A. Breyer        1996   204,231        10,000               0                   50,000               1,500(4)
 President and Chief    1995   143,077(5)     30,000(6)            0                  207,500              16,735(7)
 Operating Officer      1994         0             0               0                        0                   0

Raymond T. Bartus       1996   190,692             0               0                   17,500                   0
 Senior Vice            1995   189,000             0          10,500                   75,000(8)                0
 President,             1994   181,904             0          27,750                        0                   0
 Neurobiology



Michael J. Landine      1996   179,231             0               0                   51,500                   0
 Senior Vice            1995   175,000             0          21,000                   57,000(9)                0
 President and          1994   167,115         5,000          55,500                   21,000(3)                0
 Chief Financial
 Officer

Scott D. Putney         1996   169,192             0               0                   17,500                   0
 Vice President,        1995   167,500             0          10,500                   75,000                   0
 Molecular Biology      1994   157,644             0          27,750                        0                   0

William F. Graney       1996   175,962             0               0                   15,000                   0
  Senior Vice           1995   190,000             0          10,500                   81,250(10)               0
  President,            1994   182,116             0          27,750                        0                   0
  Medical Affairs


- -------------------------

(1) All restricted stock awards have been made pursuant to the Company's 1991 Restricted Common Stock Award Plan (the "Award Plan"). All awards cease to be subject to forfeiture on an annual basis in 20% increments beginning on the first anniversary of the date of award, provided the grantee has remained an employee of the Company since the date of grant. Stock certificates are issued to the grantees on the date each portion of their award ceases to be subject to forfeiture. For purposes of the above table, the value of an award was determined by multiplying the total shares subject to the award by the closing price for the Company's Common Stock as reported on the Nasdaq National Market on the date of the award. To the extent the Company declares any dividends on its Common Stock, dividends shall be payable on awards only to the extent forfeiture restrictions with respect to such awards have lapsed and shares have been issued. The aggregate number and value (based on the closing price of the Company's Common Stock on the Nasdaq National Market on March 31, 1996) of the restricted stock awards as of June 7, 1996 of each Named Executive Officer (except for Mr. Breyer and Dr. Graney who have no awards) are as follows:
     Mr. Pops, 16,000 shares, $146,000; Dr. Bartus, 4,200 shares, $38,325; Mr.
     Landine, 9,600 shares, $87,600; Dr. Putney, 5,400, $49,275.

(2) Includes options to purchase 120,000 shares of the Company's Common Stock granted, in tandem with Limited Stock Appreciation Rights ("LSARs"), in exchange for certain outstanding options previously granted to Mr. Pops. See "Ten Year Option/SAR Repricings" and "Compensation Committee Report on Repriced Options." For a discussion of the LSARs held by Mr. Pops, see "Employment Contracts and Termination of Employment and Change in Control Arrangements."

(3) All options indicated were granted, in tandem with LSARs, in exchange for new options granted in fiscal 1995. For a discussion of the LSARs held by such person, see "Employment Contracts and Termination of Employment and Change in Control Arrangements."

(4) Consists of payment to Mr. Breyer for opting out of the Company's health insurance plan.

(5) Represents cash compensation paid to Mr. Breyer for 39 weeks of employment in the fiscal year ended March 31, 1995.

(6) Consists of a signing bonus paid to Mr. Breyer upon commencement of his employment in July 1994.

(7) Consists of temporary living and moving expenses reimbursed to Mr. Breyer in connection with his relocation to Cambridge, Massachusetts upon commencement of his employment and a $1,154 payment to Mr. Breyer for opting out of the Company's health insurance plan.

(8) Includes options to purchase 67,500 shares of the Company's Common Stock granted in exchange for all outstanding options previously granted to Dr. Bartus. See "Ten Year Option/SAR Repricings" and "Compensation Committee Report on Repriced Options." Of such options, options to purchase 56,250 shares were granted in tandem with LSARs. For a discussion of the LSARs held by Dr. Bartus, see "Employment Contracts and Termination of Employment and Change in Control Arrangements."

(9) Includes options to purchase 49,500 shares of the Company's Common Stock granted, in tandem with LSARs, in exchange for certain outstanding options previously granted to Mr. Landine. See "Ten Year Option/SAR Repricings" and "Compensation Committee Report on Option Repricing." For a discussion of the LSARs held by Mr. Landine, see "Employment Contracts and Termination of Employment and Change in Control Arrangements."

(10) Includes options to purchase 48,750 shares of the Company's Common Stock granted in exchange for all outstanding options previously granted to Dr. Graney. See "Compensation Committee Report on Option Repricing."

Options/LSAR Grants in Last Fiscal Year

     The following table sets forth information concerning stock options and LSARs granted during the fiscal year ended March 31, 1996 to each of the Named Executive Officers.

                                                                              Potential Realizable
                         Shares        % of Total                                Value at Assumed
                       Underlying     Options/LSARs                              Annual Rates of
                        Options/       Granted to      Exercise                    Stock Price
                          LSARs       Employees in     or Base     Expiration    Appreciation for
Name                   Granted (#)     Fiscal Year   Price ($/Sh)     Date         Option Term
- ----                   -----------    -------------  ------------  ----------  --------------------
                                                                                  5% ($)   10% ($)

Richard F. Pops           47,500            11.8         3.50        6/26/05      104,554  264,960
                          35,000             8.7         6.50       12/14/05      143,074  362,576
                           5,000             1.2         6.50       12/14/05       20,439   51,797

Robert A. Breyer          30,000             7.5         3.50        6/26/05       66,034  167,343
                          20,000             5.0         6.50       12/14/05       81,756  207,187

Raymond T. Bartus         10,000             2.5         3.50        6/26/05       22,011   55,781
                           7,500             1.9         6.50       12/14/05       30,659   77,695

Michael J. Landine        35,000             8.7         3.50        6/26/05       77,040  195,233
                          16,500             4.1         6.50       12/14/05       67,449  170,929

Scott D. Putney           10,000             2.5         3.50        6/26/05       22,011   55,781
                           7,500             1.9         6.50       12/14/05       30,659   77,695

William F. Graney          5,000             1.2         3.50        6/26/05       11,006   27,890
                          10,000             2.5         6.50       12/14/05       40,878  103,593

Number/Value of Unexercised Options

     None of the Named Executive Officers exercised any options during the last fiscal year. The following table sets forth information concerning the number of unexercised options held by such persons at the end of the last fiscal year and the value of such unexercised options as of such date.


                        Number of Shares Underlying     Value of Unexercised In-the-Money
                      Unexercised Options/LSARS FY-End     Options/LSARS at FY-End (1)
                      --------------------------------  ---------------------------------
Name                    Exercisable     Unexercisable     Exercisable     Unexercisable
- --------------------  ---------------  ---------------  ---------------  ----------------

Richard F. Pops               216,875          173,125       $1,722,391        $  846,334

Robert A. Breyer               51,875          205,625          269,366         1,029,347

Raymond T. Bartus              24,375           68,125          135,403           359,860

Michael J. Landine             43,375           90,125          316,918           458,890

Scott D. Putney                24,375           68,125          135,403           359,860

William F. Graney              24,375                0          135,403                 0

____________________

(1) Value is measured by the difference between the closing price for the Company's Common Stock on the Nasdaq National Market on March 31, 1996 and the exercise price of the option.

                        TEN YEAR OPTION/SAR REPRICINGS


          The following table sets forth certain information with respect to the stock options held by the Company's current executive officers that have been repriced since the formation of the Company in 1987.

                                                                                                               Length of
                                         Number of                                                             Original
                                        Securities      Market Price of                                          Term
                                        Underlying       Stock at Time      Exercise Price                     Remaining
                                       Options/SARS      of Repricing         at Time of       New             at Date of
                                        Repriced or           or             Repricing or    Exercise         Repricing or
Name                        Date          Amended         Amendment($)       Amendment($)    Price($)           Amendment
- ------------------------  --------    ---------------     ------------     ---------------  ---------         ------------
Richard F. Pops            7/21/94        50,000(1)          $ 3.69          $11.375          $ 3.69          7 years  125 days
Chief Executive            7/21/94        75,000(1)            3.69            9.00             3.69          8 years  153 days
  Officer                  7/21/94        35,000(1)            3.69            7.94             3.69          9 years  182 days
                          11/25/91        50,000              11.375          15.875           11.375         9 years  324 days

Raymond T. Bartus          7/21/94        75,000(1)            3.69            9.00             3.69          8 years  102 days
Senior Vice President,     7/21/94        15,000(1)            3.69            9.00             3.69          8 years  153 days
  Neurobiology

Michael J. Landine         7/21/94        25,000(1)            3.69           11.375            3.69          7 years  125 days
Senior Vice President      7/21/94        20,000(1)            3.69            9.00             3.69          8 years  153 days
and Chief Financial        7/21/94        21,000(1)            3.69            7.94             3.69          9 years  182 days
  Officer                 11/25/91        25,000              11.375          15.875           11.375         9 years  324 days

Don G. Burstyn             7/21/94        30,000(1)            3.69            7.875            3.69          9 years  151 days
Vice President,
 Regulatory Affairs

Scott D. Putney            7/21/94        75,000(1)            3.69            9.56             3.69          7 years  9 days
Vice President,            7/21/94        15,000(1)            3.69            9.00             3.69          8 years  153 days
 Molecular Biology

____________________

(1) All options indicated were exchanged for options to purchase 25% fewer shares.


Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     Under an agreement between Mr. Pops and the Company, dated February 7, 1991, in the event Mr. Pops' employment with the Company is terminated for any reason other than as a result of his taking certain actions against or that have a significant deleterious effect on the Company, Mr. Pops shall be entitled to receive a payment equal to two-thirds of his then current annual base salary. Under an agreement between Mr. Breyer and the Company, dated June 13, 1994, in the event Mr. Breyer's employment with the Company is terminated by Alkermes for any reason other than as a result of his taking certain actions against or that have a significant deleterious effect on the Company, Mr. Breyer shall be entitled to receive payments at the monthly rate of his then current annual base salary for up to nine months. The Company and Mr. Landine have agreed that, in the event Mr. Landine's employment with the Company is terminated for any reason other than as a result of his taking certain actions against or that have a significant deleterious effect on the Company, Mr. Landine shall be entitled to receive payments for the following six months aggregating 50% of his then current annual salary.

     Messrs. Pops and Landine and Dr. Bartus have been granted LSARs in connection with a portion of the stock options previously granted to them. Each LSAR provides that after the occurrence of one of several triggering events, including a reorganization or merger of the Company, a sale of the assets of the Company or the acquisition by a person or group of more than 51% of the Common Stock of the Company, the optionee will receive an amount in cash equal to the amount by which the fair market value per share of the Company's Common Stock issuable upon exercise of the option on the date such a triggering event occurs exceeds the exercise price per share of the option to which the LSAR relates. A triggering event shall be deemed to have occurred only when the fair market value of the shares subject to the underlying option exceeds the exercise price of such option. When a triggering event occurs, the related option will cease to be exercisable.

Compensation of Directors

     Except for stock options under the Director Plan which is being submitted for approval by the shareholders at the Meeting, directors do not receive compensation for services on the Board of Directors or any committee thereof. All of the directors, however, are reimbursed for their expenses for each Board and committee meeting attended. In addition, Floyd E. Bloom, Alexander Rich, Paul Schimmel and Michael A. Wall receive consulting fees from Alkermes and Robert S. Langer receives consulting fees from Alkermes Controlled Therapeutics, Inc. ("ACTI"), a wholly owned subsidiary of the Company. During the fiscal year ended March 31, 1996, Alkermes paid consulting fees to Drs. Bloom, Rich and Schimmel and Mr. Wall aggregating $30,000, $30,000, $48,000 and $80,000, respectively, and ACTI paid consulting fees to Dr. Langer aggregating $84,744. Consulting fees are currently being paid to each of Drs. Bloom and Rich at the rate of $2,500 per month, to Dr. Schimmel at the rate of $4,000 per month, to Mr. Wall at the rate of $6,667 per month and to Professor Langer at the rate of $7,214 per month. Alkermes believes that the terms of such consulting arrangements are no less favorable to Alkermes and ACTI than those they could have received from an independent third party.

Compensation Committee Interlocks and Insider Participation

     During the last fiscal year, the Compensation Committee consisted of John
K. Clarke, Robert S. Langer, Paul Schimmel and Michael A. Wall. Mr. Wall and Dr. Schimmel are consultants to Alkermes and Professor Langer is a consultant to ACTI. See "Compensation of Directors."

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee"), which consists entirely of non-employee directors, is responsible for reviewing and establishing the compensation of the Company's executive officers, including compensation in the form of stock options or restricted stock awards.

     Executive Compensation Policies

     The Company's executive compensation program is designed to attract, retain and motivate experienced and well qualified executive officers who will promote the Company's research and product development efforts. In establishing executive compensation levels, the Committee is guided by a number of considerations. Because the Company is still in the process of developing its portfolio of product candidates, and because of the volatile nature of biotechnology stocks, the Committee believes that traditional performance criteria, such as revenue growth, profit margins and stock price are inappropriate for evaluating and rewarding the efforts of the Company's executive officers. Rather, the Committee bases executive compensation on the achievement of certain product development, financial, strategic planning and other goals of the Company and the executive officer. In establishing compensation levels, the Committee also evaluates each officer's individual performance using certain subjective criteria, including an evaluation of each officer's initiative, contribution to overall corporate performance and managerial ability. No specific numerical weight is given to any of the above-noted subjective or objective performance criteria. In making its evaluations, the Committee consults on an informal basis with other members of the Board and, with respect to officers other than the Chief Executive Officer, reviews the recommendations of the Chief Executive Officer.

     Another consideration which affects the Committee's decisions regarding executive compensation is the high demand for well-qualified personnel in the biotechnology industry. Given such demand, the Committee strives to maintain compensation levels which are competitive with the compensation of other executives in the industry. To that end, the Committee reviews data obtained from a generally available outside survey of compensation and benefits in the biotechnology industry and from proxy statements or personal knowledge regarding executive compensation at a limited number of comparable companies, some of which are included in the Nasdaq Pharmaceutical Index shown in the Performance Graph on page 17.

     A third factor which affects compensation levels is the Committee's belief that stock ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. In accordance with such belief, the Committee seeks to provide a significant portion of executive compensation in the form of stock options or restricted stock awards. The Committee has not, however, targeted a range or specific number of options or awards for each executive position, but makes its decisions based on the above-mentioned survey and the general experience of Committee members.

     Compensation Mix

     The Company's executive compensation packages generally include three components: base salary; a discretionary annual cash bonus; and stock options and restricted stock awards. The Committee generally reviews, and makes any changes to, the base salary and bonus of each executive officer as of the beginning of each calendar year.

     Base Salary

     The Committee seeks to establish base salaries which are competitive for each position and level of responsibility with those of executive officers at various other biotechnology companies of comparable size and stage of development.

     Discretionary Cash Bonus

     The Committee believes that discretionary cash bonuses are useful on a case by case basis to motivate executive officers. However, cash bonuses have not been a significant element of the Company's executive compensation program, as the Committee believes long-term incentives are more appropriate and help to conserve cash. Bonuses for executive officers are not guaranteed, but are awarded from time to time only in the discretion of the Committee. Bonuses were awarded to only two of the executive officers during the fiscal year at rates equal to 5% and 6% of such executive's base salary.

     Stock Options and Restricted Stock Awards

     Grants of stock options and awards of restricted stock under the Company's stock option and restricted stock award plans are designed to promote the identity of the long-term interests between the Company's executives and its shareholders and to assist in the retention of executives. Since stock options granted by the Company generally become exercisable over either a three-year or four-year period and restricted stock awards made by the Company cease to be subject to forfeiture on an annual basis over a five-year period, their ultimate value is dependent upon the long-term appreciation of the Company's stock price and the executive's continued employment with the Company. In addition, grants of stock options and awards of restricted stock may result in an increase in executive officers' equity interests in the Company, thereby providing such persons with the opportunity to share in the future value they are responsible for creating.

     When granting stock options or making restricted stock awards, the Committee considers the relative performance and contributions of each officer compared to that of other officers within the Company with similar levels of responsibility. The number of options granted or shares awarded to each executive officer are generally determined by the Committee on the basis of the general experience and subjective judgment of its members.

     Section 162(m) of the Code limits the deductibility of annual compensation over $1 million to the Chief Executive Officer and the other Named Executive Officers unless certain conditions are met. The Company's Chief Executive Officer and the other Named Executive Officers have not received annual compensation over $1 million, and the Company has not yet determined what measures, if any, it should take to comply with Section 162.

     Compensation of the Chief Executive Officer

     In establishing Mr. Pops' compensation package, the Committee seeks to maintain a level of total current compensation that is competitive with that of chief executives of certain other companies in the biotechnology industry at comparable stages of development. In addition, in order to align Mr. Pops' interests with the long-term interests of the Company's shareholders, the Committee attempts to make a substantial portion of the value of his total compensation dependent on the long-term appreciation of the Company's stock price.

     At the Company's current stage of development, the Committee believes that Mr. Pops' performance as Chief Executive Officer of the Company must be evaluated almost exclusively using subjective criteria, including the Committee's evaluation of the Company's progress in attracting and retaining senior management, identifying new product candidates, identifying and securing corporate collaborators for the Company's existing product candidates, identifying and acquiring new product development and technology opportunities, advancing the Company's existing product candidates through the complex drug development and regulatory approval process and raising the necessary capital to fund its research and development efforts.

     In evaluating and establishing Mr. Pops' current compensation package, the Committee considered the following accomplishments of the Company during calendar 1995. The Company met its primary product development objective for the year with respect to RMP-7. The Company, on behalf of Alkermes Clinical Partners, L.P., initiated three Phase II clinical trials of RMP-7 and the chemotherapeutic agent carboplatin in patients with brain tumor. The Company also initiated a Phase I/II clinical trial of RMP-7 and carboplatin administered intra-arterially. In January 1995, the Company entered into a collaborative agreement with Genentech, Inc. with respect to a ProLease formulation of human growth hormone (hGH) and one other molecule for total research funding and milestone payments of up to $20 million. In July 1995, the Company entered into an expanded collaboration agreement with Schering-Plough Corporation resulting in approximately $7 million of funding in fiscal 1996. In September and October 1995, the Company completed an underwritten public offering of common stock with net proceeds to the Company of approximately $15 million. In November 1995, the Company filed an Investigational New Drug application (IND) for a ProLease formulation of Genentech's hGH. The Company initiated a Phase I clinical trial of this formulation in early 1996.

     Given the significant role played by Mr. Pops in each of the above-noted accomplishments, the Committee increased Mr. Pops' annual base salary in January 1996 from $260,000 to $290,000 and granted Mr. Pops a cash bonus of $15,000. As additional recognition of Mr. Pops' efforts in 1995, and in furtherance of the Committee's belief that a substantial portion of Mr. Pops' total compensation should be dependent on the long-term appreciation of the Company's stock price, in June and December 1995 the Committee granted Mr. Pops options to purchase 47,500 and 40,000 shares of Common Stock, respectively. The Committee believes that each of these actions was particularly appropriate given Mr. Pops' performance during 1995 and in order to maintain his compensation at a competitive level compared to that of the chief executive officers of other similarly sized and positioned biotechnology companies.

                                    Compensation Committee

                                    John K. Clarke       Paul Schimmel
                                    Robert S. Langer     Michael A. Wall

               COMPENSATION COMMITTEE REPORT ON REPRICED OPTIONS

     In July 1994, the Committee granted each of the Company's employees and officers who had previously been granted options to purchase shares of Common Stock the right to exchange such options for new stock options to purchase fewer shares of Common Stock at a lower exercise price with a revised vesting schedule (the "Option Exchange Offer"). The overwhelming majority of the Company's outstanding stock options contained exercise prices that were substantially above the current market price of the Common Stock. Although such options did have some financial value based on a mathematical formula used in the investment banking community for valuing options, the Committee believed that the Company's employees did not place any value on options which were significantly out-of-the money. The Committee concluded that such options therefore were no longer effective in either aligning the interests of the Company's employees with those of its shareholders or encouraging option holders to remain in the employ of the Company.

     In determining to make the Option Exchange Offer, the Committee considered the fairness of such exchange in relation to the Company's other shareholders. The Committee concluded that, instead of issuing a large number of new options at the current fair market value and thereby causing further shareholder dilution, it was in the shareholders' long-term best interests to make the Option Exchange Offer so that the Company could more effectively motivate and retain its employees and officers. In this light, the Committee decided that non-officers of the Company should be given the option to exchange any of their outstanding options for a new option to purchase 10% fewer shares with a new exercise price set at the fair market value of the Company's Common Stock at the date of the Option Exchange Offer, or $3.69 per share. In order to maximize the incentive for such persons to remain in the employ of the Company, however, the Committee required that any new options issued be subject to a new vesting schedule, with options vesting ratably on an annual basis over a three-year period following the date of the Option Exchange Offer. The Committee also determined that officers of the Company should be given the option to exchange any of their outstanding options for a new option to purchase 25% fewer shares with a new exercise price of $3.69 per share. Like the new options issued to employees, any new options issued to officers were subject to a new vesting schedule, with options vesting ratably on an annual basis over a three-year period following the date of the Option Exchange Offer.

     It is the opinion of the Compensation Committee that the Option Exchange Offer succeeded in its objectives of minimizing shareholder dilution and providing strong incentives for the Company's employees and management.

                                    Compensation Committee

                                    John K. Clarke       Paul Schimmel
                                    Robert S. Langer     Michael A. Wall

Performance Graph
- -----------------

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years, with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Pharmaceutical Index, which includes biotechnology companies.
The comparison assumes $100 was invested on March 31, 1992 in the Company's Common Stock and in each of the foregoing indices and further assumes reinvestment of any dividends. The Company did not declare or pay any dividends during the comparison period.


                             [GRAPH APPEARS HERE]

                               PERFORMANCE GRAPH

                                                          Nasdaq
Measurement Period              Nasdaq Stock Market   Pharmaceutical
(Fiscal Year Ended March 31,)      (U.S.) Index           Index        Alkermes, Inc.
- -----------------------------   -------------------   --------------   --------------

1992                                  100.00              100.00        100.00
1993                                  114.98               69.19         46.67
1994                                  124.05               69.88         41.48
1995                                  138.04               69.61         16.30
1996                                  187.37              122.76         54.07


                     MANAGEMENT AND PRINCIPAL SHAREHOLDERS


     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of June 7, 1996 by (i) each person who is known by the Company to be the owner of 5% or more of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers, and (iv) all the directors and executive officers of the Company as a group.

                                           Number of Shares       Percentage
                                             Beneficially        Beneficially
Names or Group                                 Owned(1)              Owned
- --------------------------------------   ---------------------   -------------

Amerindo Investment Advisors Inc......         2,715,000(2)           14.80%
One Embarcadero, Ste. 2300
San Francisco, CA  94111

Pioneering Management Corporation.....         1,174,000               6.40%
60 State Street
Boston, MA  02109

Floyd E. Bloom........................           163,500                  *

Robert A. Breyer......................           109,375(3)               *

John K. Clarke........................           352,034(4)(5)         1.92%

Robert S. Langer......................           223,189(6)            1.22%

Richard F. Pops.......................           281,341(7)            1.51%

Alexander Rich........................           181,700(8)               *

Paul Schimmel.........................           300,700(8)            1.64%

Michael A. Wall.......................           516,250               2.81%

Raymond T. Bartus.....................            55,375(9)               *

Michael J. Landine....................           123,525(10)              *

Scott D. Putney.......................            54,175(11)              *

William F. Graney.....................             3,000                  *



                                           Number of Shares       Percentage
                                             Beneficially        Beneficially
Names or Group                                 Owned(1)              Owned
- --------------------------------------   ---------------------   -------------
All directors and executive officers
  as a group (15 persons).............       2,408,239(4)(12)         12.71%

____________________

*    Represents less than 1% of the outstanding shares of the Company's Common
     Stock.

(1) Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock owned.

(2) Amerindo Investment Advisors Inc. holds these shares in its capacity as investment advisor for various fiduciary accounts.

(3) Includes 109,375 shares of Common Stock subject to options which are exercisable or will become exercisable within 60 days of June 7, 1996.

(4) Includes 350,000 shares of Common Stock owned by DSV Partners IV, as to which Mr. Clarke disclaims beneficial ownership. Mr. Clarke is a general partner of DSV Management, the general partner of DSV Partners IV. No other general partner of DSV Management is affiliated with the Company.

(5) Includes 850 shares of Common Stock issuable upon exercise of warrants which are exercisable.

(6) Includes 222,357 Shares of Common Stock held by The Wetmann Trust (the "Trust"). Professor Langer is a beneficiary of the Trust, but has no voting or investment power with respect to the shares held by the Trust. The remaining shares are held by a trust, of which Professor Langer's wife is trustee, for the benefit of his children.

(7) Includes 268,750 shares of Common Stock subject to options which are exercisable or which will become exercisable within 60 days of June 7, 1996.

(8) Includes 1,700 shares of Common Stock issuable upon exercise of warrants which are exercisable.

(9) Includes 49,375 shares of Common Stock subject to options which are exercisable or which will become exercisable within 60 days of June 7, 1996.

(10) Includes 68,625 shares of Common Stock subject to options which are exercisable or which will become exercisable within 60 days of June 7, 1996.

(11) Includes 49,375 shares of Common Stock subject to options which are exercisable or which will become exercisable within 60 days of June 7, 1996. Also includes 1,200 shares of Common Stock awarded under the Award Plan which will cease to be subject to forfeiture within 60 days of June 7, 1996.

(12) Includes 591,625 shares of Common Stock subject to options or issuable upon exercise of warrants which are exercisable or which will become exercisable within 60 days of June 7, 1996. Also includes 1,800 shares of Common Stock awarded under the Award Plan which will cease to be subject to forfeiture within 60 days of June 7, 1996. Also includes 222,357 shares of Common Stock held by the Trust.


                              CERTAIN TRANSACTIONS

Stock Options and Awards

     During the last fiscal year, various executive officers and a director were granted options to purchase shares of Common Stock pursuant to the Amended and Restated Omnibus Stock Option Plan, the Amended and Restated 1989 Non-Qualified Stock Option Plan or the Director Plan (subject to shareholder approval).


Product Development Agreement with Alkermes Clinical Partners, L.P.

     Pursuant to a Product Development Agreement dated March 6, 1992 between the Company and Alkermes Clinical Partners, L.P. (the "Partnership"), the Company conducts certain research and development on behalf of the Partnership.
Alkermes Development Corporation II ("ADC II"), a wholly owned subsidiary of the Company, is the general partner of the Partnership. Richard F. Pops, a director and the Chief Executive Officer of the Company, is a director and the President and Chief Executive Officer of ADC II. The Company is reimbursed by the Partnership for its actual costs incurred in conducting such research and development, and also receives a management fee of 10% of such costs. For the fiscal year ended March 31, 1996, the Company recorded revenue of $11,182,741 from the Partnership pursuant to the Product Development Agreement.

Loan to Partnership

     In April 1992, the Company loaned to the Partnership the aggregate principal amount of $4,735,000 (the "Alkermes Loan") to fund certain initial expenditures of the Partnership. The Alkermes Loan was paid in full on April 15, 1995 and bore interest at the rate of seven and one-half percent (7 1/2%) per annum which was paid on April 15, 1993, April 15, 1994 and April 15, 1995.


                                 OTHER BUSINESS

     The Board of Directors does not intend to present to the Meeting any business other than the election of directors and the approval of the Director Plan. If any other matter is presented to the Meeting which under applicable proxy regulations need not be included in this Proxy Statement or which the Board of Directors did not know a reasonable time before this solicitation would be presented, the persons named in the accompanying proxy will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.

                             INDEPENDENT AUDITORS

     Deloitte & Touche LLP, independent auditors, audited the consolidated financial statements of the Company for the fiscal year ended March 31, 1996. Representatives of Deloitte & Touche LLP are expected to attend the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Board of Directors has selected Deloitte & Touche LLP as the independent auditors to audit the Company's consolidated financial statements for the fiscal year ending March 31, 1997.


                      DEADLINE FOR SHAREHOLDERS PROPOSALS

     The Company must receive any proposal which a shareholder wishes to submit at the 1997 annual meeting of shareholders before March 1, 1997 if the proposal is to be considered by the Board of Directors for inclusion in the proxy material for that meeting.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Mr. Clarke and Drs. Rich and Schimmel participated in an exchange offer completed by the Company on January 27, 1995 with respect to warrants issued in 1992 in connection with the formation of the Partnership, whereby limited partners had the option to exchange their warrants received in 1992 for warrants to purchase fewer shares of Common Stock at a lower exercise price. Although these directors reported the initial acquisition of the warrants in 1992 on a timely filed Form 4, they did not report the exchange of these warrants for new warrants until June 1996. In addition, Dr. Putney made a gift of warrants to purchase shares of Common Stock of the Company to his father in January 1995 which was not reported until June 1996. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, for the fiscal year ended March 31, 1996, all Section 16(a) filing requirements applicable to its executive officers, directors, officers and greater than ten percent shareholders were complied with.

                                    By Order of the Board of Directors

                                    Morris Cheston, Jr.
                                    Secretary

June 28, 1996

                                   Appendix A


                                 ALKERMES, INC.

                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


                                   ARTICLE I

                                    Purpose


     The purpose of the Stock Option Plan for Non-Employee Directors (the "Plan") is to enable Alkermes, Inc. (the "Company") to attract and retain independent directors and to strengthen the mutuality of interests between such directors and the Company's shareholders.


                                   ARTICLE II

                                  Definitions


     For purposes of the Plan, the following terms shall have the following meanings:

     2.1  "Board" shall mean the Board of Directors of the Company.
           -----

     2.2  "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

     2.3  "Common Stock" shall mean the Common Stock, par value $.01 per share,
           ------------
of the Company.

     2.4  "Disability" shall mean a disability that results in a director's
           ----------
inability to carry out his or her duties as a director, as determined in the reasonable judgment of the Board.

     2.5  "Effective Date" shall mean the date on which the Plan is approved by
           --------------
the Board.

     2.6  "Eligible Director" shall mean any member of the Board who, on the
           -----------------
date on which Options are to be granted, is not an officer or employee of the Company or any of the Company's subsidiaries.

     2.7  "Fair Market Value" for purposes of the Plan, unless otherwise
           -----------------
required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the average of the high and low sales prices of a share of Common Stock as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or traded on any such exchange, the Nasdaq National Market ("Nasdaq"), or, if such sales prices are not available, the average of the bid and asked prices per share reported on Nasdaq, or, if such quotations are not available, the fair market value as determined by the Board, which determination shall be conclusive.

     2.8  "Optionee" shall mean an individual to whom a Stock Option has been
           --------
granted under the Plan.

     2.9  "Stock Option" or "Option" shall mean any option to purchase shares of
           ------------      ------
Common Stock granted pursuant to Article VI.


                                  ARTICLE III

                                 Administration

     3.1  Guidelines.   The Plan shall be administered by the Board.  Subject to
          ----------
the express provisions of the Plan, the Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Option granted under the Plan (and any agreements relating thereto); and to otherwise administer the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem necessary to carry the Plan into effect. Notwithstanding the foregoing, no action of the Board under this Section 3.1 shall impair the rights of any Optionee without such person's consent, unless otherwise required by law.

     3.2  Decisions Final.  Any decision, interpretation or other action made or
          ---------------
taken in good faith by the Board arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all members of the Board and their respective heirs, executors, administrators, successors and assigns.


                                   ARTICLE IV

                                Share Limitation


     4.1  Shares.  The maximum aggregate number of shares of Common Stock that
          ------
may be issued under the Plan shall be 150,000 shares of Common Stock (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued shares of Common Stock or issued Common Stock that has been reacquired by the Company. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan.

     4.2  Changes.  In the event of any merger, reorganization, consolidation,
          -------
recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the maximum aggregate number of shares that may be issued under the Plan, the number of shares for which Stock Options are to be granted to Eligible Directors pursuant to Section 6.2 and the number of shares subject to, and the option price of, outstanding Options as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any Option shall always be a whole number.


                                   ARTICLE V

                                  Eligibility

     5.1  Eligible Directors.  Only Eligible Directors shall be granted Options
          ------------------
under the Plan.


                                   ARTICLE VI

                                 Stock Options


     6.1  Options.  All Stock Options granted under the Plan shall be non-
          -------
qualified stock options (i.e., options that do not qualify as incentive stock
                         ----
options under Section 422 of the Code).

     6.2  Grants.  On the Effective Date, each Eligible Director who is not then
          ------
a consultant to the Company shall automatically receive a one-time grant of Stock Options to purchase 10,000 shares of Common Stock. Thereafter, for as long as the Plan remains in effect, each Eligible Director shall automatically be granted, on the date of the annual meeting of shareholders of the Company, Stock Options to purchase 2,500 shares of Common Stock; provided, however, that an individual who ceases to be a member of the Board on such date shall not be granted any Stock Options.

     6.3  Terms of Options.  Options granted under the Plan shall be subject to
          ----------------
the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable:

          (a) Stock Option Certificate.  Each Stock Option shall be evidenced
              ------------------------
by, and subject to the terms of, a Stock Option Certificate executed by the Company. The Stock Option Certificate shall specify the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

          (b) Option Price.  The option price per share of Common Stock
              ------------
purchasable upon exercise of a Stock Option shall be equal to the Fair Market Value of a share of Common Stock on the date the Option is granted.

          (c) Option Term.  The term of each Stock Option shall be ten years
              -----------
from the date of grant.

          (d) Exercisability.  Stock Options shall become exercisable in full
              --------------
six months after the date of grant.

          (e) Method of Exercise.  Stock Options may be exercised in whole or in
              ------------------
part at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and the option price therefor. The notice of exercise shall be accompanied by payment in full of the option price and, if requested, by the representation described in Section 9.2. The option price may be paid in cash or by check payable to the Company or in such other form as the Board deems acceptable. Unless otherwise determined by the Board in its sole discretion at or after grant, payment in full or in part may be made in the form of Common Stock duly owned by the Optionee (and for which the Optionee has good title free and clear of any liens and encumbrances) or by reduction in the number of shares issuable upon such exercise, based, in either case, on the Fair Market Value of the Common Stock on the last trading date preceding payment. Upon payment in full of the option price, as provided herein, a stock certificate representing the number of shares of Common Stock to which the Optionee is entitled shall be issued and delivered to the Optionee. An Optionee shall not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common Stock, with respect to shares subject to the Option, unless and until a stock certificate representing such shares of Common Stock is issued to such Optionee.

          (f) Death.  If an Optionee ceases to be a member of the Board by
              -----
reason of death, any Stock Option that was exercisable on the date of such Optionee's death may thereafter be exercised by the legal representative of the Optionee's estate for a period of one year after the date of death or until the expiration of the stated term of the Stock Option, whichever period is shorter, and any Stock Option not exercisable on the date of death shall be forfeited.

          (g) Disability.  If an Optionee ceases to be a member of the Board by
              ----------
reason of Disability, any Stock Option that was exercisable on the date on which the Optionee ceased to be a member of the Board may thereafter be exercised by the Optionee for a period of one year after such date or until the expiration of the stated term of the Stock Option, whichever period is shorter, and any Stock Option not exercisable on the date on which the Optionee ceased to be a member of the Board shall be forfeited; provided, however, that if the Optionee dies during such one-year period, any unexercised Stock Options may be exercised by the legal representative of the Optionee's estate for a period of one year after the date of the Optionee's death or until the expiration of the stated term of the Stock Option, whichever period is shorter.

          (h) Other Termination.  If an Optionee ceases to be a member of the
              -----------------
Board by reason of retirement or for any reason other than death or Disability, any Stock Option that was exercisable on the date on which the Optionee ceased to be a member of the Board may be exercised by the Optionee for a period of three months after such date or until the expiration of the stated term of such Stock Option, whichever period is shorter, and any Stock Option not exercisable on the date on which the Optionee ceases to be a member of the Board shall be forfeited.

          (i) Non-Transferability of Option.  No Stock Option shall be
              -----------------------------
transferable by an Optionee otherwise than by will or by the laws of descent and distribution, to the extent consistent with the terms of the Plan and the Option, and all Stock Options shall be exercisable, during an Optionee's lifetime, only by the Optionee.

                                 ARTICLE VII

                            Termination or Amendment


     7.1  Termination or Amendment of the Plan.  The Board may at any time
          ------------------------------------
amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article IX); provided, however, that, unless otherwise required by law, the rights of an Optionee with respect to Options granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Optionee and, provided further, without the approval of the Company's shareholders, no amendment may be made that would
(i) materially increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) materially modify the requirements as to eligibility for participation in the Plan; or
(iii) materially increase the benefits accruing to participants under the Plan. Notwithstanding the foregoing, the provisions of Articles V and VI may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

     7.2  Amendment of Options.  The Board may amend the terms of any Stock
          --------------------
Options theretofore granted, prospectively or retroactively, but, subject to
Article IV, no such amendment or other action by the Board shall impair the rights of any Optionee without the Optionee's consent.


                                  ARTICLE VIII

                                 Unfunded Plan


     8.1  Unfunded Status of Plan.  The Plan is intended to constitute an
          -----------------------
"unfunded" plan for incentive compensation. With respect to any payment not yet made to an Optionee by the Company, nothing contained herein shall give any such individual any rights that are greater than those of a general creditor of the Company.


                                   ARTICLE IX

                               General Provisions


     9.1  Nonassignment.  Except as otherwise provided in the Plan, Options
          -------------
granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Option, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Option and the rights and privileges conferred thereby shall immediately terminate and the Option shall immediately be forfeited to the Company.

     9.2  Legend.  The Board may require each person purchasing shares upon
          ------
exercise of an Option to represent to the Company in writing that the Optionee is acquiring the shares without a view to distribution thereof. The stock certificates representing such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

     All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or traded or Nasdaq, any applicable Federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     9.3  Other Plans.  Nothing contained in the Plan shall prevent the Board
          -----------
from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     9.4  No Right to Continue Relationship.  Neither the Plan nor the grant of
          ---------------------------------
any Option under the Plan shall confer upon any person any right to continue as a director of the Company or obligate the Company to nominate any director for reelection by the Company's shareholders.

     9.5  Listing and Other Conditions.
          ----------------------------

          (a) If the Common Stock is listed on a national securities exchange or Nasdaq, the issuance of any shares of Common Stock upon exercise of an Option shall be conditioned upon such shares being listed on such exchange or with Nasdaq. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected.

          (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock upon exercise of an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

          (c) Upon termination of any period of suspension under this Section 9.5, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

     9.6  Governing Law.  The Plan and actions taken in connection herewith
          -------------
shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     9.7  Construction.  Wherever any words are used in the Plan in the
          ------------
masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     9.8  Liability of the Board.  No member of the Board nor any employee of
          ----------------------
the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member of the Board or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

     9.9  Costs.  The Company shall bear all expenses incurred in administering
          -----
the Plan, including expenses of issuing Common Stock upon the exercise of Options.

     9.10 Severability.  If any part of the Plan shall be determined to be
          ------------
invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

     9.11 Successors.  The Plan shall be binding upon and inure to the benefit
          ----------
of any successor or successors of the Company.

     9.12 Headings.  Article and section headings contained in the Plan are
          --------
included for convenience only and are not to be used in construing or interpreting the Plan.


                                   ARTICLE X

                                  Term of Plan


     10.1 Effective Date.  The Plan shall be effective as of the Effective Date,
          --------------
but the grant of any Option hereunder is subject to the express condition that the Plan be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a duly held meeting of the shareholders of the Company.

     10.2 Termination.  Unless sooner terminated, the Plan shall terminate ten
          -----------
years after the Effective Date and no Options shall be granted thereafter. Termination of the Plan shall not affect Options granted before such date, which shall continue to be exercisable, in accordance with their terms, after the Plan terminates.

P R O X Y



                                ALKERMES, INC.

                           CAMBRIDGE, MASSACHUSETTS

      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
         FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 25, 1996

        The undersigned shareholder of Alkermes, Inc. hereby appoints Michael J. Landine and Diane Fucci, and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held at the offices of the Company, 64 Sidney Street, Cambridge, Massachusetts 02139, at 10:00 a.m., July 25, 1996, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon and in their discretion upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof.

        It is agreed that unless otherwise marked on the other side said attorneys and proxies are appointed with authority to vote FOR the directors and proposals listed on the other side hereof.

(PLEASE FILL IN, SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

[X] Please mark votes as in this example.

       The Board of Directors recommends voting "FOR" Proposals 1 and 2

     1. ELECTION OF DIRECTORS
     Nominees: Floyd E. Bloom, Robert A. Breyer, John K. Clarke, Robert S. Langer, Richard F. Pops, Alexander Rich, Paul Schimmel and Michael A. Wall.

            FOR ALL NOMINEES    [_]         [_]  WITHHOLD AUTHORITY
          (Except as indicated                    FOR ALL NOMINEES
             in space below)


          -------------------------------------------------------------
          (To Withhold Authority to vote for any individual nominee, print the nominee's name above.)


                                                FOR     AGAINST    ABSTAIN
     2. Proposal to approve the adoption        [_]       [_]        [_]
        of the Stock Option Plan for
        Non-Employee Directors.


     MARK HERE FOR ADDRESS     [_]              MARK HERE IF YOU PLAN  [_]
     CHANGE AND NOTE AT LEFT                    TO ATTEND THE MEETING
                                                JULY 25, 1996

     Signature should be the same as the name printed at the left. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their title when signing.


Signature:_________________  Date:_____ Signature:_________________  Date:_____